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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 or 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                        DATE OF REPORT: OCTOBER 29, 1998



                              INSILCO CORPORATION
             (Exact Name of Registrant as specified in its charter)




           Delaware                     0-22098                 06-0635844
           --------                     -------                 ----------
(State or other jurisdiction of   (Commission File No.)   (IRS Employer
incorporation or organization)                            Identification Number)



                              425 Metro Place North
                                   Fifth Floor
                               Dublin, Ohio 43017
                                 (614) 792-0468

               (Address, including zip code, and telephone number
                       including area code of Registrant's
                          principal executive offices)
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ITEM 5.  OTHER EVENTS.

On October 29, 1998 Insilco Holding Co. (the "Company") issued its third quarter earnings release.

Sales of $135.1 million were up 3% for the 1998 third quarter, compared to $131.4 million recorded in the year ago third quarter. For the nine months of 1998 sales were up 4% to $422.4 million, compared to $407.6 million recorded in the comparable nine months of 1997.

The Company reported Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, merger-related expenses and other non-recurring expenses plus cash dividends received from Thermalex, the Company's 50% owned joint venture) of $14.4 million for the 1998 third quarter, compared to $15.7 million recorded in the 1997 third quarter. The Company's Adjusted EBITDA for the third quarter excludes $24.2 million of charges related to the merger between Insilco and affiliates of DLJ Merchant Banking and $1.4 million of other non-recurring expenses related primarily to management severance and legal expenses.

For the nine months of 1998, the Company reported Adjusted EBITDA of $53.3 million, compared to $55.8 million recorded in the year ago nine months ended September 30, 1997. The Company's Adjusted EBITDA for the nine months of 1998 excludes $25.5 million of merger-related expenses and $3.0 million of other non-recurring charges related primarily to management severance and legal expenses.

Including the merger-related and other charges, the Company reported a net loss of $17.2 million for its third quarter ended September 30, 1998, compared to net income of $3.6 million recorded a year ago in the third quarter. Loss applicable to common shares for the third quarter of 1998 was $6.53 per diluted share compared to income applicable to common shares of $0.62 per diluted share in the prior year. For the nine months ended September 30, 1998, the Company recorded a net loss of $10.0 million compared to net income of $78.1 million recorded in the year ago nine months. Loss applicable to common shares for the nine months ended September 30, 1998 was $2.90 per diluted share compared to income applicable to common shares of $9.19 per diluted share recorded the prior year. Net income for the nine months of 1997 included an after tax gain of $57.8 million, or $6.80 per diluted share, on the sale of the Rolodex business unit.

The Company's press release issued October 29, 1998 is attached as an exhibit and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)   Exhibits.

           Exhibit No.                        Description

              99 (a)       Press release of the Company issued October 29, 1998.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                INSILCO CORPORATION
                                      ------------------------------------------
                                      Registrant



Date:  October 30, 1998           By:  /s/ David A. Kauer
                                      ------------------------------------------
                                      David A. Kauer
                                      Vice President and Chief Financial Officer

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                                  EXHIBIT INDEX



     Exhibit No.                            Description


     99 (a)           Press release of the Company issued October 29, 1998.

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